FOR IMMEDIATE RELEASE
June 7, 2006

Extendicare Announces Filing of a Registration Statement by
Assisted Living Concepts, Inc. for its Spin-Off from Extendicare

MARKHAM, ONTARIO – Extendicare Inc. (“Extendicare”) (TSX: EXE.A and EXE; NYSE: EXE.A) today announced that its subsidiary, Assisted Living Concepts, Inc. (“ALC”), has filed a registration statement on Form 10 with the U.S. Securities and Exchange Commission in connection with the previously announced spin-off of ALC from Extendicare Health Services, Inc. (“EHSI”) into a separate, publicly-traded company expected to be listed on the New York Stock Exchange. EHSI is an indirect wholly owned U.S. subsidiary of Extendicare.

About Extendicare
Extendicare is currently a major provider of long-term care and related services in North America. Through its subsidiaries, Extendicare operates 438 nursing and assisted living facilities in North America, with capacity for over 34,700 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. Extendicare employs 38,300 people in North America.

About Assisted Living Concepts, Inc.
Assisted Living Concepts, Inc. is a subsidiary of Extendicare Inc. that, following the separation, will hold substantially all of the assisted living business previously operated by Extendicare and its subsidiaries.

Forward-looking Statements

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

A FORM 10 REGISTRATION STATEMENT RELATING TO THE SPIN-OFF OF ASSISTED LIVING CONCEPTS, INC. HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF ASSISTED LIVING CONCEPTS, INC. COMMON STOCK IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. ANY DISTRIBUTION OF SECURITIES WILL BE MADE ONLY BY MEANS OF AN INFORMATION STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

For further information, contact:
Extendicare Inc.
Chris Barnes
Manager Investor Relations
Telephone: (905) 470-5483
Fax: (905) 470-4003
Visit Extendicare’s website @ www.extendicare.com